Exhibit 10.1

FORM OF LOAN AND TRANSFER AGREEMENT

THIS LOAN AND TRANSFER AGREEMENT (this "Agreement") is made and entered into effectively as of [_], 2023 (the “Effective Date”), by, between and among ____________(the “Lender”), International Media Acquisition Corp., a Delaware corporation (“SPAC”) and Content Creation Media, LLC, a Delaware limited liability company (“Sponsor” or “Borrower”). Lender, SPAC and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on August 2, 2021, with 12 months to complete an initial business combination (the “De-SPAC”) or, in the alternative, seek to extend the period in which an initial business combination must be completed up to two times for an additional three months each time (an “Extension”) (each three month renewal period shall be referred to as a “Renewal Period”) with each extension costing $2,300,000 up and until February 2, 2023;

WHEREAS, on July 26, 2022 SPAC held a Special Meeting during which SPAC’s shareholders approved an amendment to the investment management trust agreement, dated July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company providing that SPAC has the right to seek up two Extension beyond August 2, 2022, with each Extension costing $350,000 (an “Extension Payment”) up and until February 2, 2023;

WHEREAS, SPAC made its first Extension Payment on July 26, 2022 extending the SPAC’s deadline to complete an initial business combination from August 2, 2022 to November 2, 2022;

WHEREAS, SPAC made its second Extension Payment on October 28, 2022 extending the SPAC’s deadline to complete an initial business combination from November 2, 2022 to February 2, 2023;

WHEREAS, as of the date of this Agreement, SPAC has not completed a business combination;

WHEREAS, the SPAC has scheduled a Special Meeting during which the SPAC’s shareholders will consider a proposal to further extend the date by which the SPAC has to consummate a business combination for an additional three (3) months, from February 2, 2023 to May 2, 2023, with an ability to further extend by three (3) additional one (1) month periods until August 2, 2023 (each one month renewal period shall be referred to as a “Partial Renewal Period”);

WHEREAS, Lender will loan Borrower $385,541.10 (the “Initial Loan”), which will in turn be loaned by the Borrower to the SPAC, to cover the third Extension Payment with any balance to be used for SPAC’s working capital, at the discretion of the SPAC (the “Initial SPAC Loan”);

WHEREAS, for each additional one month extension up and until August 2, 2023, Borrower may call upon Lender to make, and Lender shall make, additional loans of $128,513.70 (each a “Monthly Loan” and collectively with the Initial Loan, the “Loan”) which will in turn be loaned by the Borrower to the SPAC, to cover the monthly Extension Payments with any balance to be used for SPAC’s working capital, at the discretion of the SPAC (the “Monthly SPAC Loan” and collectively with the Initial SPAC Loan, the “SPAC Loan”),

WHEREAS, SPAC intends to pay all principal under the SPAC Loan to Sponsor at the closing of the De-SPAC transaction (the “De-Spac Closing”), in accordance with Section 2 below, and Sponsor will thereafter pay all principal under the Loan to Lender in accordance with Section 2 below; and

WHEREAS, Sponsor will benefit from the Loan being made by Lender to Sponsor and the SPAC Loan being made from the Sponsor to the SPAC.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE LOAN AND SPAC LOAN

1.1	Closing. The Initial Loan shall be made by the Lender to the Sponsor in cash, on or prior to January 26, 2023, or on such date as the Parties may agree in writing (such date, the “Closing”). Following the written request by Sponsor 5 business days prior to required funding and subject to SPAC seeking to extend for an additional month, each Monthly Loan shall be made prior to the applicable Partial Renewal Period.

1.2	SPAC Loan. Immediately following the completion of the Extension on February 2, 2023, the SPAC Loan shall be made by the Sponsor to the SPAC. If the SPAC does not successfully complete an Extension by February 2, 2023, the SPAC loan shall not be made to the SPAC.

1.3	Terms of Loan. The Loan shall not accrue interest and shall be repaid as discussed below.

1.4	Terms of SPAC Loan. The SPAC Loan shall not accrue interest and shall be repaid by the SPAC, if at all, upon closing of the De-SPAC.

1.5	Wiring Instructions. At the Closing, Lender shall advance the Loan proceeds to Sponsor by wire transfer of immediately available funds pursuant to the wiring instructions separately provided.

ARTICLE II

REPAYMENT OF LOAN AND SPAC LOAN

2.1	No Interest Payable by SPAC. The SPAC shall not be responsible for the payment of any interest on the Loan or SPAC Loan and shall only be required to repay the principal amount of the SPAC Loan from the Sponsor to the SPAC upon completion of the De-SPAC. For the sake of clarity, the SPAC Loan shall accrue no interest to the Sponsor. In the event the De-SPAC does not occur and the SPAC is liquidated, the SPAC Loan shall be automatically forgiven by the Sponsor. In the event that the De-SPAC does not occur, it is unlikely that Lender will be able to recover amounts under the Loan.

2.2	Repayment. The total amounts advanced by Lender to the Sponsor in connection with the Loan (the “Funded Amounts”) shall be repaid to Lender within five (5) days of the De-SPAC by Sponsor and Sponsor and SPAC will be jointly and severally obligated for such payment.

2.3	Additional Consideration. As additional consideration for the Lender making the Initial Loan available to Sponsor, SPAC shall issue 500,000 shares of Common Stock to Lender (the “Initial Securities”), and as additional consideration for the Lender making each Monthly Loan available to Sponsor, SPAC shall issue 166,700 shares of Common Stock to Lender for each Monthly Loan made by Lender (or 500,100 shares of Common Stock if all Monthly Loans are made) (such monthly issuances of Common Stock, the “Monthly Securities”, and collectively with the Initial Securities, the “Additional Securities”) to Lender. The Additional Securities shall be issued to Lender in conjunction with the de-SPAC Closing. The Additional Securities shall be subject to no transfer restrictions or any other lock-up provisions, earn outs or other contingencies, and shall promptly be registered pursuant to the first registration statement filed by the SPAC or the surviving entity following the de-SPAC Closing in connection with the de-SPAC Closing, or if no such registration statement is filed in connection with the de-SPAC Closing, the first registration statement filed subsequent to the de-SPAC Closing, which will be filed no later than 45 days after the de-SPAC Closing and declared effective no later than 90 days after the de-SPAC Closing.

2.4	Failure to File Extension. If the SPAC does not successfully complete an Extension by February 2, 2023, all Funded Amounts will be returned to the Lender from the Sponsor within 1 business day.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of the Closing that:

3.1	Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2	Acknowledgement. Each Party acknowledges and agrees that the Additional Securities have not been registered under the Securities Act or under any state securities laws and the Lender represents that, as applicable, it (a) is acquiring the Additional Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Additional Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer, and (d) is an "accredited investor" (as that term is defined by Rule 501 under the Securities Act).

3.3	Trust Waiver. Lender acknowledges that the SPAC is a blank check company with the powers and privileges to effect a business combination and that a trust account has been established by the SPAC in connection with its initial public offering (“Trust Account”). Lender waives any and all right, title and interest, or any claim of any kind it now has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of this Agreement; provided, however, that nothing in this Section 3.3 shall (a) serve to limit or prohibit Lender’s right to pursue a claim against the SPAC for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Lender may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (c) be deemed to limit Lender’s right, title, interest or claim to the Trust Account by virtue of Lender’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

3.4	Restricted Securities. Lender hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

•	Lender realizes that, unless subject to an effective registration statement, the Additional Securities cannot readily be sold as they will be restricted securities and therefore the Additional Securities must not be accepted unless Lender has liquid assets sufficient to assure that Lender can provide for current needs and possible personal contingencies;

•	Lender understands that, because SPAC is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Lender holds the Additional Securities, sales of the Additional Securities may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a ‘shell company’ and that SPAC has not been a ‘shell company’ for at least the last 12 months— i.e., that no sales of Additional Securities can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and SPAC has filed with the United States Securities and Exchange Commission (the “SEC”), during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

•	Lender confirms and represents that it is able (i) to bear the economic risk of the Additional Securities, (ii) to hold the Additional Securities for an indefinite period of time, and (iii) to afford a complete loss of the Additional Securities; and

•	Lender understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Additional Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

The SPAC shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Additional Securities immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Additional Securities or (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE IV

MISCELLANEOUS

4.1	Default. In the event that Sponsor or SPAC defaults in its repayment obligations under Section 2.2 of this Agreement or SPAC defaults in its obligation to issue Lender Additional Securities and to register such Additional Securities pursuant to Section 2.3 of this Agreement and in the event that such default continues for a period of fifteen (15) business days after written notice to the Sponsor and SPAC (the “Default Date”), Sponsor shall immediately transfer to Lender 250,000 shares of SPAC Common Stock owned by the Sponsor (collectively, the “Sponsor Shares”) and 50,000 private units owned by the Sponsor (“SPAC Private Units”) on the Default Date and shall transfer an additional 250,000 Sponsor Shares and 50,000 SPAC Private Units each month thereafter, until the default is cured; provided however, that in no event will Sponsor transfer any Sponsor Shares or SPAC Common Stock or warrants underlying any SPAC Private Units to Lender that would result in Lender (together with any other persons whose beneficial ownership of SPAC’s Common Stock would be aggregated with Lender’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Securities and Exchange Commission, including any “group” of which Lender is a member) beneficially owning more than 19.9% of the outstanding shares of SPAC Common Stock. Notwithstanding the foregoing, in no event shall the maximum aggregate amount of shares forfeited by Sponsor to Lender exceed 3,000,000 Sponsor Shares; provided further that any such Sponsor Shares or SPAC Private Units received pursuant to this Section 4.1 shall be added to the registration statement required by Section 2.3 of this Agreement if not then effective and if such registration statement has been declared effective, such Sponsor Shares or SPAC Private Units shall be promptly registered, and in any event will be registered within 90 days. In the event that Lender notifies Sponsor and SPAC of any default pursuant to this Section 4.1, Sponsor shall not sell, transfer, or otherwise dispose of any SPAC Shares or SPAC Private Units, other than in accordance with this Section 4.1, until such default is cured.

4.2	Injunctive Relief. It is hereby understood and agreed that damages shall be an inadequate remedy in the event of a breach by any Party of any covenants or obligations herein, and that any such breach by a Party will cause the other Parties great and irreparable injury and damage. Accordingly, the breaching Party agrees that the other Parties shall be entitled, without waiving any additional rights or remedies otherwise available to the breaching Party at law or in equity or by statute, to seek injunctive and other equitable relief in the event of a breach or intended or threatened breach by the breaching Party of any of said covenants or obligations.

4.3	Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.4	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

4.5	No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.6	Term of Obligations. The term of this Agreement shall expire on the later of (i) fifteen (15) days from the Effective Date in the event that the SPAC stockholders do not approve to extend the time for the SPAC to complete a business combination beyond February 2, 2023; (ii) fifteen (15) days from the expiration of the final Renewal or Partial Renewal Period in the event the de-SPAC Closing does not occur; or (iii) (6) months after the De-SPAC Closing. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Section 2.3, the obligations to remove restrictive legends in Section 3.4, the default provision set forth in Section 4.1 and the indemnity obligations set forth in Section 4.15.

4.7	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.8	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.9	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

4.10	Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

4.11	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Lender:	If to SPAC or Sponsor:

[ ]	[ ]

4.12	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.13	Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.14	Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the nonbreaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.15	Indemnification. SPAC agrees to indemnify and hold harmless Lender, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC and Sponsor of their respective obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the SPAC, its Sponsors, or the Lender; provided that SPAC will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Lender’s material breach of this Agreement or from Lender’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), SPAC will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of SPAC. The provisions of this paragraph shall survive the termination of this Agreement.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:

INTERNATIONAL MEDIA ACQUISITION CORP.

By:
Name:
Title:

SPONSOR:

CONTENT CREATION MEDIA, LLC

By:
Name:
Title:

LENDER:

[_]
By:
Name:
Title: